EXHIBIT 8




                                  REID & PRIEST LLP
                                 40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019-4097



                                             New York, New York
                                             April 13, 1995




          Carolina Power & Light Company
          411 Fayetteville Street
          Raleigh, North Carolina  27601-1748

          Ladies and Gentlemen:

                    We refer you to the prospectus supplement dated April 13, 1995 (the "Prospectus Supplement") to the Prospectus, also dated April 13, 1995, both to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof, and to the Registration Statement on Form S-3 (registration no. 33-57835) filed by Carolina Power & Light Company with the Commission pursuant to the Securities Act of 1933, as amended, on February 24, 1995 and declared effective by the Commission on March 17, 1995.

                    We are of the opinion that the statements under the caption "U.S. TAXATION" in the Prospectus Supplement constitute an accurate description, in general terms, of certain U.S. federal income tax considerations that may be relevant to prospective purchasers of the Capital Securities (as defined in the Prospectus Supplement).

                    We hereby consent to the filing of this opinion in connection with such Registration Statement (registration no. 33-57835).

                                             Very truly yours,


                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP